                         NOTICE OF GUARANTEED DELIVERY
                            FOR TENDER OF SHARES OF
       COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
     (including, in each case, the associated Common Stock Purchase Rights)
                                       OF
                                  CONRAIL INC.
                                       TO

                            GREEN ACQUISITION CORP.
                                CSX CORPORATION
                                      AND
                          NORFOLK SOUTHERN CORPORATION
                   (Not to be Used for Signature Guarantees)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Second Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Shares"), or shares of Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent, are not immediately available, (ii) time will not permit all required documents to reach Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Amended Terms of the Second Offer; Expiration Date" of the Third Supplement (as defined below)) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. All references herein to the Common Shares, ESOP Preferred Shares or Shares include the associated Rights. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Shares" of the Offer to Purchase.

                    The Depositary for the Second Offer is:

                                 CITIBANK, N.A.

             By Hand:                          By Mail:                   By Overnight Carrier:
          Citibank, N.A.                    Citibank, N.A.                    Citibank, N.A.
      Corporate Trust Window       c/o Citicorp Data Distribution,   c/o Citicorp Data Distribution,
    111 Wall Street, 5th Floor                   Inc.                              Inc.
     New York, New York 10043               P.O. Box 7072                    404 Sette Drive
                                      Paramus, New Jersey 07653         Paramus, New Jersey 07652
                         Facsimile for Eligible Institutions: (201) 262-3240
                                 To confirm fax only: (800) 422-2077

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Green Acquisition Corp., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 6, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto, dated December 19, 1996, the Second Supplement thereto, dated March 7, 1997, the Third Supplement thereto, dated April 10, 1997 (the "Third Supplement"), and the (green) Letter of Transmittal circulated with the Third Supplement (which, as amended from time to time, collectively constitute the "Second Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares:                                    Name(s) of Record Holder(s):
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Certificate Nos. (if available):
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                                                                       PLEASE PRINT
Check ONE box if Shares will be tendered by
book-entry transfer:                                 Address(es):
[ ] The Depository Trust Company                                 -----------------------------------
                                                     ------------------------------------------------
[ ] Philadelphia Depository Trust Company                                ZIP CODE
                                                     Area Code and Tel. No.:
Account Number:
                --------------------------------     ------------------------------------------------
Dated:                 , 1997
      ----------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (a) in the case of Shares, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery, or (b) in the case of Rights, a period ending the latter of (i) three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Right Certificates are distributed to stockholders.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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                  NAME OF FIRM                                     AUTHORIZED SIGNATURE

------------------------------------------------     ------------------------------------------------
                    ADDRESS                                               TITLE

                                                     Name:
------------------------------------------------           ------------------------------------------
                    ZIP CODE                                           PLEASE PRINT
Area Code and Tel. No.:                              Date:                                     , 1997
                       -------------------------          -------------------------------------

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.